Thor Announces Acquisition Of Postle Aluminum Co.

ELKHART, Ind., May 1, 2015 /PRNewswire/ -- Thor Industries, Inc. (NYSE:THO) today announced it has acquired Elkhart, Indiana-based Postle Operating, LLC, d/b/a Postle Aluminum Co., ("Postle"), effective today, May 1, 2015. The total purchase price, paid in cash, is approximately $144 million, subject to post-closing adjustments.

"We are pleased to welcome Postle to the Thor family. As a key supplier to our industry, Postle has built a longstanding reputation for quality and service in aluminum extrusions and specialized components that set the standard for the industry," said Bob Martin, Thor President and Chief Executive Officer. "We expect that Postle will continue to operate independently like our other subsidiaries, which is made possible because of our decentralized structure. This structure will enable Postle to continue serving their valued recreational vehicle and other customers with quality extrusions as they have done so well for the past 40 years."

Founded in 1974, Postle has been producing extruded aluminum and specialized components for the recreational vehicle (RV) and other industries, with a commitment to each customer in providing the highest quality products and exceptional service. Postle's offerings include a broad range of aluminum extrusions, powder coating and painting services, as well as specialized component fabrication. Postle generated sales of approximately $220 million in calendar year 2014 from four divisions located in northern Indiana and southwestern lower Michigan. The newly acquired business will be operated as a single, separate subsidiary of Thor Industries, Inc. and the existing management team and employees will remain with the business.

"We are pleased to be acquired by Thor, a company that shares our vision for excellence," said Kevin Robinson, Postle President and CEO. "As a Thor subsidiary, we will have the autonomy to continue operating our business and serving our broad customer base as we have in the past, but we will also have a strong financial partner to support our long-term growth objectives. As a result, we expect to strengthen our relationships within the RV and other industries we serve by continuing to provide the high-quality extruded aluminum products, with just in time delivery, that our customers have come to expect."

About Thor Industries, Inc.

Thor is the sole owner of operating subsidiaries that, combined, represent one of the world's largest manufacturers of recreational vehicles.

This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor Industries, Inc., and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. There can be no assurance that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, material or chassis supply restrictions, legislative and regulatory developments, the costs of compliance with increased governmental regulation, legal issues, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, the impact of the divestiture of the Company's bus business, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the potential impact of the strengthening of the U.S. dollar on international demand, general economic, market and political conditions and the other risks and uncertainties discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2014 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ended January 31, 2015. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Jeffery A. Tryka, CFA, Director of Corporate Development and Investor Relations, (574) 970-7912, jtryka@thorindustries.com